Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Navios Maritime Holdings Inc. of our report dated February 23, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting for Navios Maritime Partners L.P. for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts" in such Registration Statement.
/s/ PricewaterhouseCoopers S.A.
Athens, Greece
March 29, 2010
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated March 16, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Navios Maritime Holdings Inc.’s Annual Report on Form 20-F for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts" in such Registration Statement.
/s/ PricewaterhouseCoopers S.A.
Athens, Greece
March 29, 2010